Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements of Central European Distribution Corporation (Form S-8 Nos. 333-65543 and 333-108085 and Form S-3 Nos. 333-89868 and 333-104702) of our report dated September 23, 2005 relating to the financial statements of Botapol Holding B.V., which appears in Exhibit 99.3 to this Current Report on Form 8-K/A of Central European Distribution Corporation.

PricewaterhouseCoopers Sp. z o.o.

Warsaw, Poland

October 14, 2005